Calculation of Filing Fee Tables
S-8
Crescent Energy Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	1,035,228	$ 11.32	$ 11,718,780.96	0.0001381	$ 1,618.36
Total Offering Amounts:						$ 11,718,780.96		$ 1,618.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,618.36
Offering Note
[1]	1a. The Form S-8 registration statement to which this Exhibit 107 is attached (the "Registration Statement") registers 1,035,228 shares of common stock, par value $0.0001 per share (the "Common Stock"), of Crescent Energy Company, a Delaware corporation (the "Company"), that may be delivered with respect to awards under the Crescent Energy Company 2021 Equity Incentive Plan (as amended from time to time, the "Plan") on account of the assumption of the authorized but unused shares that remained available under the Vital Energy, Inc. Omnibus Equity Incentive Plan following the completion of the Company's transaction with Vital Energy, Inc., a Delaware corporation, which Common Stock consists of shares reserved and available for delivery with respect to awards under the Plan and additional shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. 1b. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction. 1c. Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act; this price is equal to the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 3, 2026, which was equal to $11.32.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A